Tel: (604) 688-5421	BDO Canada LLP
Fax: (604) 688-5132	1100 Royal Centre
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Vancouver, British Columbia
V6E 3P3

Consent of Independent Registered Public Accounting Firm

GreenPower Motor Company Inc.

Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form F-10 (File No. 333-258099) and Form S-8 (No. 333-261422) of GreenPower Motor Company Inc. ("the Company") of our report dated July 14, 2023 relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 20-F for the year ended March 31, 2023. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Canada LLP

Vancouver, Canada

July 21, 2023

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms